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CUSIP No.   297178105                  13G                    Page 7 of 8 Pages
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                           EXHIBIT 1 TO SCHEDULE 13G


                               October 10, 1997



       MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.and MORGAN STANLEY ASSET MANAGEMENT INC., hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.


       MORGAN STANLEY ASSET MANAGEMENT INC.

   BY: /s/ DONALD P. RYAN
       ------------------------------------------------------------------------
       Donald P. Ryan/Vice President




       MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

   BY: /s/ BRUCE BROMBERG
       ------------------------------------------------------------------------
       Bruce Bromberg/Morgan Stanley & Co., Incorporated